UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2007

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS	0-11453	75-1458323
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1301 CAPITAL OF TEXAS HIGHWAY

SUITE C-300

AUSTIN, TEXAS 78746

(Address of Principal Executive Offices, Zip Code)

(512) 328-0888

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2007, American Physicians Service Group, Inc. (“APS”) completed the acquisition of American Physicians Insurance Exchange (“APIE”). The issuance of APS common and preferred shares for the acquisition was previously approved by the shareholders of APS at a special meeting of shareholders held March 22, 2007. APIE policyholders also approved the acquisition on March 22, 2007.

The companies announced the transaction on June 5, 2006. The purchase price was $39 million, comprised of approximately 2.0 million shares of APS common stock issued to the policyholders of APIE and the conversion of approximately $10.4 million of APIE obligations into mandatorily redeemable APS preferred stock. The preferred stock has a 3% annual dividend and must be redeemed at the rate of not less than $1 million per year until December 31, 2016 at which time it must have been fully redeemed.

The terms of the merger are described in the Joint Proxy Statement/Prospectus of APS and APIE included in Amendment No. 4 to the Registration Statement on Form S–4/A (Registration No.: 333–137012) filed by APS with the Securities and Exchange Commission on January 26, 2007 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired. To be filed by amendment within 71 calendar days after the date that the initial report on Form 8-K must be filed.

(b)          Pro Forma Financial Information. To be filed by amendment within 71 calendar days after the date that the initial report on Form 8-K must be filed.

(c)	Not applicable.
(d)	Exhibits.

To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2007	American Physicians Service Group, Inc.

Signed: /s/ William H. Hayes

Name: William H. Hayes

Title: Senior Vice President - Finance